EXHIBIT 99.1

March 25, 2014

Global Geophysical Services, Inc.
13927 South Gessner Road
Missouri City, Texas
Attention: Chief Executive Officer and Chief Financial Officer

COMMITMENT LETTER

Ladies and Gentlemen:

We (the undersigned financial institutions or entities (each an "Initial Lender" or "Backstopper" and, collectively the "Initial Lenders" or the "Backstoppers") are aware that there is a possibility that Global Geophysical Services, Inc., a Delaware corporation (the "Borrower"), together with its direct and indirect domestic subsidiaries (the "Guarantors"), are considering filing voluntary petitions for relief (the "Cases") under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court"), and that the Borrower desires to establish a $60 million senior secured super priority post-petition debtor-in-possession credit facility. To that end, we are pleased to provide to you a commitment to provide such a facility on terms and conditions substantially consistent with those set forth in the attached term sheet (the "Term Sheet") for the Borrower as a debtor-in-possession pursuant to the Bankruptcy Code (the "DIP Facility"). The obligations of the Borrower under the DIP Facility will be guaranteed by the Guarantors.

Section 1.                  Commitments. In connection with the foregoing, and subject to the terms and conditions set forth herein and the Term Sheet (collectively, this "CommitmentLetter"), each Initial Lender commits, severally and not jointly, to provide or cause one or more of its affiliates (or any investment advisory client managed or advised by such Initial Lender), to the Borrower, the amount of the DIP Facility set forth on Schedule I hereto.

The rights and obligations of each of the Initial Lenders under this Commitment Letter shall be several and not joint, and no failure of any Initial Lender to comply with any of its obligations hereunder shall prejudice the rights of any other Initial Lender; provided that no Initial Lender shall be required to fund the commitment of another Initial Lender in the event such other Initial Lender fails to do so (the "Breaching Party"), but may at its option do so, in whole or in part, in which case such performing Initial Lender shall be entitled to all or a proportionate share, as the case may be, of the DIP Facility and related fees, rights or powers that would otherwise be issued or granted to the Breaching Party.

Section 2.                  Conditions Precedent. The Initial Lenders' commitment and other obligations hereunder are subject to: (i) the accuracy and completeness in all material respects of all representations that the Borrower makes to the Initial Lenders and all Information (as defined below) that the Borrower furnishes to the Initial Lenders; (ii) the Borrower's compliance with the terms of this Commitment Letter, including without limitation, the payment in full when due of all fees, expenses and other amounts payable under this Commitment Letter and the Term Sheet;

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and (iii) the satisfaction of the other conditions precedent to the initial extension of credit under the DIP Facility contained in the Term Sheet.

Section 3.                  Commitment Termination. The Initial Lenders' commitment and other obligations set forth in this Commitment Letter will terminate on the earlier of (a) the date the DIP Loan Documents become effective, and (b) March 31, 2014. Notwithstanding the foregoing, the termination of the Initial Lenders' commitment and other obligations hereunder will not affect Sections 4 through 12, which provisions will survive any such termination.

Section 4.                  Fees. The Borrower will pay the non-refundable fees set forth in the Term Sheet.

Section 5.                  Indemnification. The Borrower agrees to indemnify and hold harmless each of the Initial Lenders and each of their affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an "IndemnifiedParty") from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, reasonable and properly documented legal fees and disbursements of outside counsel), that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case, arising out of or in connection with or by reason of this Commitment Letter or the DIP Loan Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the DIP Facility, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have primarily resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity will be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

No Indemnified Party will have any liability (whether in contract, tort or otherwise) to the Borrower or any of its affiliates or any of their respective security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct. In no event, however, will any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including without limitation, any loss of profits, business or anticipated savings).

Section 6.                  Costs and Expenses. The Borrower will pay, or reimburse the Initial Lenders on demand for, all reasonable out-of-pocket costs and expenses incurred by the Initial Lenders (whether incurred before or after the date hereof) in connection with the DIP Facility and the preparation, negotiation, execution and delivery of this Commitment Letter, including without limitation, the reasonable and properly documented fees and expenses of outside legal counsel and one financial advisor/testifying expert. The Borrower will also pay all out-of-pocket costs and expenses of the Initial Lenders (including without limitation, the fees and

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disbursements of outside counsel) incurred in connection with the enforcement of any of its rights and remedies under this Commitment Letter.

Section 7.                  Confidentiality. By accepting delivery of this Commitment Letter, the Borrower agrees that this Commitment Letter is for the Borrower's confidential use only and that neither its existence nor its terms will be disclosed by the Borrower to any person; provided that this Commitment Letter and its terms, may be disclosed by the Borrower to the Borrower's affiliates and its and their respective officers, directors, employees, advisors, agents and representatives (the "Borrower Representatives"); provided, further, that the Borrower may make such public disclosures of the terms and conditions hereof as the Borrower is required by law or compulsory legal process, under advice of the Borrower's counsel, to make.

Section 8.                  Representations and Warranties of the Borrower. The Borrower represents and warrants that (i) all information, other than Projections (as defined below) and information of a general economic or industry nature, that has been or will hereafter be made available to the Initial Lenders by the Borrower or any Borrower Representatives in connection with the transactions contemplated hereby (the "Information"), when taken as a whole, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein (after giving effect to all supplements and updates from time to time) not materially misleading, in light of the circumstances under which such statements were or are made and (ii) all financial projections, if any, that have been or will be prepared by the Borrower or any Borrower Representatives and made available to the Initial Lenders, any Lender, any potential Lender (the "Projections") have been or will be prepared in good faith based upon assumptions that are or were believed in good faith by the Borrower to be reasonable as of the date of the preparation of such Projections (it being understood that the Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, that no assurance can be given that the Projections will be realized, that actual results may differ from projected results and such differences may be material). The Borrower agrees to supplement the Information and/or Projections from time to time until both the interim and final closing dates of the DIP Facility (collectively, the "Closing Date") so that the representations and warranties in the preceding sentence are correct in all material respects on the Closing Date as if the Information and/or Projections were being furnished, and such representations and warranties were being made, on such date.

In providing this Commitment Letter and in arranging the DIP Facility, the Initial Lenders are relying on the accuracy and projections (if any) of the Information furnished to it by or on behalf of the Borrower or any Borrower Representatives without independent verification thereof.

Section 9.                  No Third Party Reliance, Not a Fiduciary, Etc. The agreements of the Initial Lenders hereunder are made solely for the benefit of the Borrower and may not be relied upon or enforced by any other person. Please note that those matters that are not covered or made clear herein are subject to mutual agreement of the parties. No party to this Commitment Letter may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Commitment Letter may not be amended or modified, or any provision hereof waived, except by a written agreement signed by all parties hereto.

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The Borrower hereby acknowledges that the Initial Lenders are acting pursuant to a contractual relationship on an arm's length basis, and the parties hereto do not intend that the Initial Lenders act or be responsible as a fiduciary to the Borrower, its management, stockholders, creditors or any other person. Each of the Borrower and the Initial Lenders hereby expressly disclaims any fiduciary relationship and agrees they are each responsible for making their own independent judgments with respect to any transactions entered into between them. The Borrower also hereby acknowledges that the Initial Lenders have not advised and are not advising the Borrower as to any legal, accounting, regulatory or tax matters, and that the Borrower is consulting its own advisors concerning such matters to the extent it deems appropriate.

The Borrower understands that the Initial Lenders and their affiliates (collectively, the "Financial Institutions") are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research). The Financial Institutions and businesses within the Financial Institutions generally act independently of each other, both for their own account and for the account of clients. Accordingly, there may be situations where parts of the Financial Institutions and/or their clients either now have or may in the future have interests, or take actions, that may conflict with the Borrower's interests. For example, the Financial Institutions may, in the ordinary course of business, engage in trading in financial products or undertake other investment businesses for their own account or on behalf of other clients, including without limitation, trading in or holding long, short or derivative positions in securities, loans or other financial products of the Borrower or its affiliates or other entities connected with the DIP Facility or the transactions contemplated hereby.

In recognition of the foregoing, the Borrower agrees that no Financial Institutions is required to restrict its activities as a result of this Commitment Letter and that the Financial Institutions may undertake any business activity without further consultation with or notification to the Borrower. Neither this Commitment Letter nor the receipt by the Initial Lenders of confidential information nor any other matter will give rise to any fiduciary, equitable or contractual duties (including without limitation, any duty of trust or confidence) that would prevent or restrict the Financial Institutions from acting on behalf of other customers or for their own account. Furthermore, the Borrower agrees that neither the Financial Institutions nor any member or business of the Financial Institutions are under a duty to disclose to the Borrower or use on behalf of the Borrower any information whatsoever about or derived from those activities or to account for any revenue or profits obtained in connection with such activities. However, consistent with the Financial Institutions' policy to hold in confidence the affairs of its customers, the Financial Institutions will not use confidential information obtained from the Borrower except in connection with its services to, and its relationship with, the Borrower, provided, however, that the Financial Institutions will be free to disclose information in any manner as required by law, regulation, regulatory authority or other applicable judicial or government order.

Section 10.                         Governing Law, Etc. This Commitment Letter will be governed by, and construed in accordance with, the law of the State of New York. This Commitment Letter sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto. This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, will be

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deemed to be an original and all of which, taken together, will constitute one and the same Commitment Letter. Delivery of an executed counterpart of a signature page to this Commitment Letter by telecopier or electronic transmission will be as effective as delivery of an original executed counterpart of this Commitment Letter.

Section 11.                         WAIVER OF .JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 12.                         Consent to .Jurisdiction, Etc. The Borrower irrevocably and unconditionally (i) (A) prior to the filing of the Bankruptcy Cases, submits to the non-exclusive jurisdiction of any New York State or Federal court located in the City of New York and (B) after the filing of the Bankruptcy Cases, submits to the exclusive jurisdiction of any Bankruptcy Court presiding over the Bankruptcy Cases over any suit, action or proceeding arising out of or relating to this Commitment Letter, (ii) accepts for itself and in respect of its property the jurisdiction of such courts, (iii) waives any objection to the laying of venue of any such suit, action or proceeding brought in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum and (iv) consents to the service of any process, summons, notice or document in any such suit, action or proceeding by registered mail addressed to the Borrower at its address specified on the first page of this Commitment Letter. A final judgment in any such suit, action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein will affect the right of the Initial Lenders to serve legal process in any other manner permitted by law or affect the Initial Lenders' right to bring any suit, action or proceeding against the Borrower or its property in the courts of other jurisdictions. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower irrevocably waives such immunity in respect of its obligations under this Commitment Letter.

Section 13.                         Patriot Act Compliance. The Initial Lenders hereby notify the Borrower that pursuant to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Initial Lenders to identify the Borrower in accordance with the Patriot Act. In that connection, the Initial Lenders may also request corporate formation documents, or other forms of identification, to verify information provided.

Please indicate the Borrower's acceptance of the provisions hereof by signing the enclosed copy of this Commitment Letter and returning them, at or before 5 p.m. (New York City time) on March 31, 2014, the time at which the Initial Lender's commitment and other obligations hereunder (if not so accepted prior thereto) will terminate. If the Borrower elects to deliver this Commitment Letter by telecopier or electronic transmission, please arrange for the executed original to follow by next-day courier.

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[Signature Pages to Follow]

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Very truly yours,

THIRD AVENUE TRUST, on behalf of THIRD AVENUE FOCUSED CREDIT FUND, as Initial Lender

By          /s/ Vincent J. Dugan
Name: Vincent Dugan
Title:   Chief Financial Officer

[Signature Page to Commitment Letter]

Very truly yours,

______________________________________________________________,
Candlewood Special Situations Master Fund, Ltd.
as Initial Lender

By          /s/ David Koenig
Name: David Koenig
Title:   Authorized Signatory

[Signature Page to Commitment Letter]

Very truly yours,

_____________________________,
CWD OC 522 Master Fund, Ltd
as Initial Lender

By          /s/ David Koenig
Name: David Koenig
Title:   Authorized Signatory

[Signature Page to Commitment Letter]

Very truly yours,

ASOF II Investments, LLC,
as Initial Lender

By          /s/ Lawrence A. First
Name: Lawrence A. First
Title:   Managing Director

[Signature Page to Commitment Letter]

Very truly yours,

WINGSPAN MASTER FUND, LP
by Wingspan GP, LLC, as its general partner,

as Initial Lender

By          /s/ Brendan Driscoll
Name: Brendan Driscoll
Title:   Chief Financial Officer

[Signature Page to Commitment Letter]

Very truly yours,

PEAK6 Achievement Master Fund Ltd.,
as Initial Lender

By:  Peak6 Advisors LLC, its investment manager

By          /s/ Philip B. Grigus
Name: Philip B. Grigus
Title:   C.F.O.

[Signature Page to Commitment Letter]

Very truly yours,

Credit Suisse Loan Funding LLC
__________________________
as Initial Lender

By          /s/ Robert Healey
Name: Robert Healey
Title:   Authorized Signatory

[Signature Page to Commitment Letter]

Very truly yours,

_____________________
as Initial Lender

By         ___________________
Name:
Title:

[Signature Page to Commitment Letter]

ACCEPTED AND AGREED
on March 25, 2014

GLOBAL GEOPHYSICAL SERVICES, INC.

By:         /s/ Richard C. White
Name: Richard C. White
Title:   President & CEO

[Signature Page to Commitment Letter]

SCHEDULE I

COMMITMENTS

Initial Lender	Commitment
ASOF II Investments, LLC	$13.87 million
Candlewood Special Situations Master Fund, Ltd. and CWD OC 522 Master Fund, Ltd.	$11.61 million
Credit Suisse Loan Funding, LLC	$7.61 million
PEAK6 Achievement Master Fund Ltd.	$4.81 million
Third Avenue Trust, on behalf of Third Avenue Focused Credit Fund	$18.14 million
Wingspan Master Fund, LP, by Wingspan GP, LLC, as its general partner	$3.96 million
Total	$60,000,000

global geophysical services, Inc.

 Senior Secured Debtor In Possession Credit Facility

Summary of Terms And Conditions

Overview:
Set forth below is a summary of the pertinent terms and conditions for a Senior Secured DIP Facility to be provided by certain holders of GGS’ Senior Notes (the “Backstoppers”).  At this point, the Backstoppers have not seen the term sheet provided, if any, to GGS by TPG/Tennenbaum, and as such, where pertinent, this Term Sheet is designed to indicate that the Backstoppers are willing to provide a DIP Financing Facility that is more advantageous to the Debtors than the TPG/Tennenbaum Term Sheet, to the extent one exists.  The DIP Facility described herein would be provided on a “Priming” basis, and if the Debtors’ current senior secured lenders are not willing to consent to such priming, the Backstoppers are willing to provide the Debtors all assistance reasonable and necessary to prosecute approval of the DIP Facility contained herein.

Most importantly, the Backstoppers would like to work with the Debtors between entry of the Interim Order and entry of the Final Order with regard to a determination as to whether the DIP Financing should be upsized to pay, in full and in cash (or a portion thereof), the Senior Credit Agreement amount outstanding, upon entry of the Final Order.  This explains, in part, why the time period between entry of the Interim Order and entry of the Final Order can be as much as 45 days.

Borrower:
Global Geophysical Services, Inc., a Delaware corporation (the “Borrower”), as a debtor and debtor in possession in a case (the “Borrower’s Case”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) to be filed in the United States Bankruptcy Court for Southern District of Texas (the “Bankruptcy Court”).

Guarantors:
Each of the Borrower’s direct and indirect domestic subsidiaries1 (collectively, the “Guarantors”), each of which will be a debtor and a debtor in possession in cases (collectively, the “Guarantors’ Cases” and, together with the Borrower’s Case, the “Cases”) under chapter 11 of the Bankruptcy Code filed contemporaneously and jointly administered with the Borrower’s Case.  The Borrower and the Guarantors are referred to herein as “Debtors” and

1 Backstoppers to work with Debtor counsel to determine whether Global Eurasia LLC, a Delaware limited liability company with de minimus assets, shall be a guarantor.

each, a “Debtor”. All obligations of the Borrower under the DIP Facility will be unconditionally guaranteed by the Guarantors.

NOTE: Need to discuss with Baker Botts any foreign guarantors2. It is our intention that the Guarantors for this facility will be the same as the Guarantors included in whatever TPG/Tennenbaum DIP Proposal the Company may receive or may have already received (such proposal, to the extent one exists, the “TT DIP Proposal”).

Lenders:	The holders (collectively, the “Backstop Parties”) of the Borrowers’ 10% Senior Notes due 2017 (the “Senior Notes”) listed on Exhibit A hereto will commit to provide 100% of the DIP Commitment.
Administrative Agent:	Wilmington Trust, National Association.
DIP Facility:
A super-priority senior secured term loan credit facility in an aggregate principal amount of up to $60,000,000 (the “DIP Facility” or “DIP Commitment”), which shall be drawn in two tranches: (a) $25,000,000 upon entry of the Interim Order (the “Initial Amount”), and (b) $35,000,000 upon entry of the Final Order (the “Final Amount”).  The amount of each Backstop Party’s DIP Commitment is set forth on Exhibit A hereto.

NOTE: Need to discuss with Borrower advisors the amounts of the DIP Facility.  The Backstop Parties will be flexible with regard to the Borrower’s needs.

DIP Facility Termination Date:
All loans under the DIP Facility (the “DIP Loans”) shall become due and payable on the DIP Facility Termination Date.  The “DIP Facility Termination Date” shall be the earliest of (a) the Scheduled Termination Date, (b) 45 days after the entry of the Interim Order (as defined below) if the Final Order (as defined below) has not been entered prior to the expiration of such 45-day period, (c) the consummation of any Section 363 sale, (d) the substantial consummation (as defined in section 1101 of the Bankruptcy Code and which for purposes hereof shall be no later than the “effective date”) of a plan of reorganization filed in the Cases that is confirmed pursuant to an order entered by the Bankruptcy Court and (e) the acceleration of the loans and the termination of the commitment with respect to the DIP Facility in accordance with the DIP Loan Documents.

2 It is the Backstoppers’ understanding that it may be in the best interests of the Debtors’ overall enterprise for foreign subsidiaries not to be guarantors, in order to preserve the Debtors’ tax attributes. The Backstoppers will work with the Debtors on this issue to maximize the Debtors’ overall enterprise value.

“Scheduled Termination Date” means the date that is the fifteen month anniversary of the commencement of the Cases.

NOTE: If the TT DIP Proposal has a longer maturity date than 15 months, the Backstop Parties will adjust their commitment to match such longer maturity date in the TT DIP Proposal.

Purpose:
In accordance with and subject to the Initial Budget and the Budget (both as defined below), proceeds of the DIP Loans will be used for general corporate purposes of the Debtors during the Cases (including payment of fees and expenses in connection with the transactions contemplated hereby and any adequate protection payments), working capital, certain transaction fees, costs and expenses and certain other costs and expenses with respect to the administration of the Cases.

DIP Loan Documents:
The DIP Facility will be documented by a Senior Secured Credit Agreement (the “DIP Credit Agreement”) and other guarantee, security and other relevant documentation (together with the DIP Credit Agreement, collectively, the “DIP Loan Documents”) reflecting the terms and provisions set forth in this Term Sheet and otherwise in form and substance reasonably satisfactory to the Backstop Parties.

NOTE: It is the Backstop Parties’ intention that in light of timing, the Borrower will accept the Backstop Parties’ commitment for purpose of the initial hearing on a “Term Sheet” basis, with final DIP Loan Documents to follow after entry of the Interim Order.

Interest Rates:
L + 8.50% with a LIBOR floor of 1.5%.

NOTE: The Backstop Parties have not been given access to any TT DIP Proposal, to the extent one exists.  The Interest Rate set forth above is indicative; it is the Backstop Parties’ intention that the Interest Rate offered will be at least one point less than the Interest Rate offered by the TT DIP Proposal, if one exists.

Default Interest:	During the continuance of an event of default (as defined in the DIP Loan Documents), the DIP Loans will bear interest at an additional 2% per annum.
Amortization:	None

Optional Prepayments:	The Borrower may, upon at least 3 business days’ notice, prepay in full or in part, without premium or penalty (other than such breakage costs, if applicable), the DIP Loans.
Mandatory Prepayments:
Mandatory prepayments of the DIP Loans shall be required with net cash proceeds from sales or casualty events of any Collateral (excluding sales of inventory in the ordinary course of business); proceeds of any sale or issuance of debt (other than permitted debt) and proceeds of equity securities (other than certain permitted equity issuances to be agreed).  There will be no excess cash flow sweep.

NOTE: The Mandatory Prepayment set forth above is indicative; it is the Backstop Parties’ intention that the Mandatory Prepayment provision offered will be no more onerous to the Borrower than such provision contained in the TTP DIP Proposal, if one exists.

Security and Priority:
For purposes of this Term Sheet, “Carve-Out Fees” means Allowed professional fees and expenses for the Debtors and an official creditors’ committee (and the expenses of members of the official creditors’ committee) (i) incurred or accrued after receipt of written notice of a default or event of default from the Backstop Parties (a “Notice of Default”) in an aggregate amount not to exceed [$250,000]3 and (ii) incurred or accrued, and Allowed, prior to receipt of a Notice of Default up to the amount so specified for such professional in the approved 13-week budget (as approved by the Backstop Parties) for any such fees and expenses plus (iii) all fees and expenses of the United States Trustee.

All amounts owing by the Borrower under the DIP Facility and the obligations of the Guarantors in respect thereof will be secured, subject to a carve-out to be mutually agreed upon (the “Carve-Out”) for Carve-Out Fees, by (i) a first priority perfected pledge of (x) all promissory notes owned by the Borrower and the Guarantors and (y) all capital stock owned by the Borrower and the Guarantors (including 100% of the non-voting capital stock of their respective first-tier foreign subsidiaries but no more than 65% of the voting capital stock of (A) their respective first-tier foreign subsidiaries that are classified as controlled foreign corporations under Section 957 of the Internal Revenue Code (“CFC”) and (B) entities that are treated as partnerships or disregarded entities for United States federal income tax purposes and substantially all of whose assets consist of capital stock of CFCs, which CFC stock shall not

3 To be further discussed with Debtors’ counsel. As with all provisions, we do not intend to be more onerous than the comparable provision in the TTP DIP Proposal.

be pledged) and (ii) a first priority perfected security interest in all other assets owned by the Borrower and the Guarantors, including, without limitation, accounts, inventory, equipment, investment property, instruments, chattel paper, deposit accounts, owned and leased real estate, contracts, patents, copyrights, trademarks, other general intangibles and proceeds of avoidance actions (but excluding all avoidance actions themselves - - i.e. actions under Chapter 5 of the Bankruptcy Code seeking to recover property from non-debtors), in each case, subject to customary exclusions to be agreed (all aforementioned collateral, the “Collateral”).

The liens granted under the DIP Facility will prime and be senior to the liens and security interests in the Collateral securing the Borrower’s pre-petition credit agreement (the “Senior Credit Agreement”, as defined below, and the lenders thereunder, the “SCA Lenders”), and shall be junior only to the Carve Out and other liens and encumbrances permitted by the DIP Loan Documents. The SCA Lenders will receive adequate protection in the form of the following, to the extent of any diminution in value4 of their pre-petition collateral as a result of the DIP Facility: (i) payment of post-petition interest in the normal course (but not default interest), (ii) payment of reasonable fees and expenses of one counsel and one financial advisor to the SCA Lenders, (iii) administrative claim priority junior to the DIP Facility, (iv) maintenance of all insurance policies currently in effect to protect the value of all pre-petition collateral, (v) maintenance of an equity cushion of at least 15%; (vi) replacement liens (junior to the liens of the DIP Facility) on all pre-petition collateral, and (vii) only to the extent deemed necessary by the Bankruptcy Court in order to protect the SCA Lenders to the extent of any diminution in value of their pre-petitiion collateral as a result of the Debtors’ incurrence of the DIP Facility, and to the extent not otherwise adequately protected by (i) through (vi) above, replacement liens on certain previously unencumbered assets of the Debtors’ foreign subsidiaries.

The Senior Credit Agreement is that certain Financing Agreement, dated as of September 30, 2013, among the Borrower, certain subsidiaries of the Borrower (as Guarantors), various lenders from time to time party thereto, TPG Specialty Lending, Inc. (as Administrative

4 The amount of the Senior Credit Agreement outstanding to be discussed with Debtors’ counsel. It is the Backstoppers’ intention that all parties reserve rights with regard to any “make-whole” which the SCA Lenders may claim is due, but for purposes of adequate protection at the interim DIP hearing, the Backstoppers would be willing to provide adequate protection for such “make-whole” amount pending a determination with regard thereto prior to or at the final hearing.

Agent, Collateral Agent, and Co-Lead Arranger), and Tennenbaum Capital Partners, LLC (as Co-Lead Arranger).

In the Cases, the Backstop Parties will be granted in each of the Interim Order and the Final Order a superpriority administrative claim under section 364(c)(1) of the Bankruptcy Code for the payment of the obligations under the DIP Facility with priority above all other administrative claims, subject to the Carve-Out.

NOTE: The Security and Priority provision set forth above is indicative; it is the Backstop Parties’ intention that the Security and Priority provision offered will be no more onerous to the Borrower than such provision contained in the TTP DIP Proposal, if one exists.

Interim Funding
On the business day immediately following the date of entry of the Interim Order (the “Interim Funding Date”), the Administrative Agent shall disburse all funds received by the Administrative Agent from the Backstop Parties on or before 1:00 p.m., New York, New York time, on the Interim Funding Date (the “Required Interim Funding Time”) up to and including the Initial Amount to an account designated by the Borrower in writing (the “Borrower Account”) in accordance with the Interim Order; provided that the Administrative Agent shall only disburse such funds to the Borrower upon receiving from the Requisite Lenders (or their counsel) written confirmation that each of the conditions precedent to the Backstop Parties’ obligations to make DIP Loans on the closing date (the “Closing”) for the Initial Amount has been satisfied or waived.

To the extent the Administrative Agent has not received the Initial Amount from the Backstop Parties by the Required Interim Funding Time, the Administrative Agent shall disburse all funds subsequently received from the Backstop Parties up to and including the Initial Amount to the Borrower Account in accordance with the Interim Order as soon as reasonably practicable.

Conditions Precedent to the Closing of the Initial Amount :
The Closing for the Initial Amount (and, where applicable, the Final Amount) under the DIP Facility shall be subject to the following conditions (and the conditions set forth under “Conditions Precedent to Each Loan”):

A.
All documentation relating to the DIP Facility, including the Interim Order and Final Order, shall be in form and substance consistent with this Term Sheet and reasonably satisfactory to the Backstop Parties and their counsel.

B.
The Cases shall have been commenced by the Borrower and the Guarantors and the same shall each be a debtor and a debtor in possession.  All “first day orders” entered at the time of commencement of the Bankruptcy Cases shall be reasonably satisfactory in form and substance to the Backstop Parties.  NOTE: It is the Backstop Parties’ intention not to interfere with the Borrower’s prosecution of “first day orders”, but to be supportive of the Borrower’s efforts5 .

C.	The Administrative Agent shall have received a fully executed copy of the Fee Letter.
D.
All reasonable out-of-pocket fees and expenses (including the fees and expenses of outside counsel and one financial advisor/testifying expert) required to be paid to the Administrative Agent and the Backstop Parties on or before the Closing shall be paid from the proceeds of the first advance of the Initial Amount.

E.
The Requisite Lenders shall be satisfied that, except as authorized by the Interim Order, there shall not occur as a result of, and after giving effect to, the initial extension of credit under the DIP Facility, a default (or any event which with the giving of notice or lapse of time or both would be a default) under any of the Borrower’s or the Guarantors’ debt instruments and other material agreements which would permit the counterparty thereto to exercise remedies thereunder on a post-petition basis.

F.
The absence of a material adverse change, or any event or occurrence, other than the commencement of the Cases, which could reasonably be expected to result in a material adverse change, in (i) the business, condition (financial or otherwise), operations, performance, properties, contingent liabilities, material agreements or prospects of the Borrower and the Guarantors, taken as a whole, since [September 30, 2013]6, (ii) the ability of

5 The Backstoppers trust and anticipate that the Debtors will share with the Backstoppers’ counsel all First Day Motions as soon as reasonably practicable prior to filing, and will work with the Backstoppers between now and the “First Day” hearings with regard to any questions that the Backstoppers may have with regard thereto (including any proposed forms of orders).
6 To be discussed with the Debtors’ advisors.

the Borrower or the Guarantors to perform their respective material obligations under the DIP Loan Documents or (iii) the ability of the Administrative Agent and the Backstop Parties to enforce the DIP Loan Documents (any of the foregoing being a “Material Adverse Change”).

G.
There shall exist no action, suit, investigation, litigation or proceeding pending or (to the knowledge of the Debtors) threatened in any court or before any arbitrator or governmental instrumentality (other than the Cases and any action, suit, investigation or proceeding arising from the commencement and continuation of the Cases or the consequences that would normally result from the commencement and continuation of the Cases) that is not stayed (by the operation of the automatic stay arising upon the filing of the Cases, or otherwise) and could reasonably be expected to result in a Material Adverse Change (any such action, suit, investigation, litigation or proceeding, a “Material Litigation”).

H.
All necessary governmental and third party consents and approvals necessary in connection with the DIP Facility and the transactions contemplated thereby shall have been obtained  and shall remain in effect; and no law or regulation shall be applicable that restrains, prevents or imposes adverse conditions upon the DIP Facility or the transactions contemplated thereby.

I.	The Requisite Lenders shall be satisfied that the Administrative Agent shall have a valid and perfected first priority lien on and security interest in the Collateral.
J.	the Bankruptcy Court shall have entered an interim order approving the DIP Facility (such order, in form and substance reasonably satisfactory to the Backstop Parties, the “Interim Order”).
K.
The Borrower shall have arranged to have delivered to the Administrative Agent and the Backstop Parties (or their respective counsel), no later than the third day after the entry of the Interim Order, endorsements (and to the extent such endorsements can be delivered prior to Closing after the exercise of commercially reasonable efforts, they will be so delivered) naming the Administrative Agent, on behalf of the Backstop Parties, as an additional insured and loss payee, as applicable, under all insurance policies to be maintained with respect to the Collateral.

NOTE: The “Conditions to Closing” provision set forth above is indicative; it is the Backstop Parties’ intention that the “Conditions to Closing” provision offered will be no more onerous to the Borrower than such provision contained in the TTP DIP Proposal, if one exists.

Conditions Precedent to Each Loan:
On the funding date of each DIP Loan (i) there shall exist no default under the DIP Loan Documents, (ii) the representations and warranties of the Borrower and each Guarantor therein shall be true and correct in all material respects (or in the case of representations and warranties with a “materiality” qualifier, true and correct in all respects) immediately prior to, and after giving effect to, such funding, (iii) the making of such DIP Loan shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently, (iv) no later than 45 days after the entry of the Interim Order, the Bankruptcy Court shall have entered a final order approving the DIP Facility (such order, in form and substance reasonably satisfactory to the Backstop Parties, the “Final Order”), and (v) the Interim Order or Final Order, as the case may be, shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed in any respect without the consent of the Backstop Parties.

NOTE: The “Conditions Precedent to Each Loan” provision set forth above is indicative; it is the Backstop Parties’ intention that the “Conditions Precedent to Each Loan” provision offered will be no more onerous to the Borrower than such provision contained in the TTP DIP Proposal, if one exists.

Representations and Warranties:
The DIP Loan Documents will contain representations and warranties customarily found in loan agreements for similar debtor in possession financings and other representations and warranties deemed by the Backstop Parties reasonably appropriate to the specific transaction (which will be applicable to the Borrower, the Guarantors and their respective subsidiaries and subject to certain exceptions and qualifications to be agreed.

NOTE: The “Representations and Warranties” provision set forth above is indicative; it is the Backstop Parties’ intention that the “Representations and Warranties” provision offered will be no more onerous to the Borrower than such provision contained in the TTP DIP Proposal, if one exists.

Affirmative Covenants:
The DIP Documents will contain affirmative covenants customarily found in loan agreements for similar debtor in possession financings and other affirmative covenants deemed by the Backstop Parties to be reasonably appropriate to the specific transaction, subject to, where appropriate, materiality thresholds, carve-outs and exceptions to be agreed (which will be applicable to the Borrower, the Guarantors and their respective subsidiaries).

NOTE: The “Affirmative Covenants” provision set forth above is indicative; it is the Backstop Parties’ intention that the “Affirmative Covenants” provision offered will be no more onerous to the Borrower than such provision contained in the TTP DIP Proposal, if one exists.

Negative Covenants:
The DIP Loan Documents will contain negative covenants customarily found in loan agreements for similar debtor in possession financings and other negative covenants deemed by the Backstop Parties to be reasonably appropriate to the specific transaction and where appropriate, subject to materiality thresholds, carve-outs and exceptions to be agreed (which will be applicable to the Borrower, the Guarantors and their respective subsidiaries).

There will be no covenant relating to the Case milestones.

NOTE: The “Negative  Covenants” provision set forth above is indicative; it is the Backstop Parties’ intention that the “Negative Covenants” provision offered will be no more onerous to the Borrower than such provision contained in the TTP DIP Proposal, if one exists.

Financial Covenant:
The DIP Loan Documents will contain a budget variance covenant to be agreed in the DIP Loan Documents, with a cushion of 115%.7

NOTE:   The “Financial Covenant” provision set forth above is indicative; it is the Backstop Parties’ intention that the “Financial Covenant” provision offered will be no more onerous to the Borrower than such provision contained in the TTP DIP Proposal, if one exists.

Reporting Requirements:
The DIP Loan Documents will contain reporting requirements customarily found in loan documents for similar debtor in possession financings and other reporting requirements deemed by the Backstop Parties reasonably

7 The mechanics of this financial covenant will be further discussed between the Debtors and the Backstoppers – i.e. whether the covenant will be calculated on a cumulative/or weekly basis, whether there will be any minimum dollar cushions, etc. To be certain, it is not the Backstoppers’ intention to cause a “foot default” by the Debtors of this covenant.

appropriate to the specific transaction, including, without limitation, (i) an initial 13 week budget satisfactory to the Backstop Parties (the “Initial Budget”), (ii) prior to the end of the initial 13 week period (and each 13 week period thereafter), a new 13 week budget satisfactory to the Backstoppers (together with the Initial Budget, the “Budget”), and (iii) a weekly budget variance report.

NOTE: The “Reporting Requirements” provision set forth above is indicative; it is the Backstop Parties’ intention that the “Reporting Requirements” provision offered will be no more onerous to the Borrower than such provision contained in the TTP DIP Proposal, if one exists.

Events of Default:
The DIP Loan Documents will contain events of default customarily found in loan agreements for similar debtor in possession financings and other events of default deemed by the Backstop Parties to be reasonably appropriate to the specific transaction (which will be applicable to the Borrower, the Guarantors and their respective subsidiaries), including, with, where appropriate, customary grace periods and exceptions to be determined.

NOTE: The “Events of Default” provision set forth above is indicative; it is the Backstop Parties’ intention that the “Events of Default” provision offered will be no more onerous to the Borrower than such provision contained in the TTP DIP Proposal, if one exists.

Expenses and Indemnification:
The Borrower will indemnify the Administrative Agent, the Backstop Parties, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Person”) and hold them harmless from and against all costs, expenses (including reasonable and documented fees, disbursements and other charges of outside counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of its affiliates) that relates to the DIP Facility or the transactions contemplated thereby; provided that no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from its gross negligence or willful misconduct.  In addition, (a) all out-of-pocket expenses (including, without limitation, reasonable and documented fees, disbursements and other charges of outside counsel and one financial advisor/testifying expert) for each of the Administrative Agent and the Backstop Parties in connection with the DIP Facility and the transactions contemplated thereby shall be paid by the Borrower from time to time, and (b) all out-of-pocket expenses (including, without limitation, documented fees, disbursements and other charges of outside counsel and one financial advisor/testifying expert) for each of the Administrative Agent and the Backstop Parties, for enforcement costs and documentary taxes associated with the DIP Facility and the transactions contemplated thereby will be paid by the Borrower.

Rights and Protections of the Administrative Agent
The Administrative Agent undertakes to perform such duties and only such duties as are specifically set forth in this Term Sheet and the DIP Loan Documents.  The Administrative Agent shall not be a trustee for or have any fiduciary obligation to any party hereto and the Administrative Agent shall take such action with respect to this Term Sheet as it shall be directed by Requisite Lenders, and the Administrative Agent shall not be liable except for the performance of such duties and obligations, and no implied covenants or obligations shall be read into this this Term Sheet and the DIP Loan Documents against the Administrative Agent.

The Administrative Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Administrative Agent, unless it shall be conclusively determined by a court of competent jurisdiction that the Administrative Agent was grossly negligent in ascertaining the pertinent facts.

The Administrative Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Requisite Lenders.

None of the provisions of this Term Sheet and the DIP Loan Documents shall require the Administrative Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

The Administrative Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Whenever in the administration of the provisions of this Term Sheet the Administrative Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Administrative Agent, be deemed to be conclusively proved and established by a certificate signed by the Requisite Lenders delivered to the Administrative Agent and such certificate, in the absence of gross negligence or bad faith on the part of the Administrative Agent, shall be full warrant to the Administrative Agent for any action taken, suffered or omitted by it under the provisions of this Term Sheet upon the faith thereof.

Notwithstanding anything to the contrary herein, express or implied, the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers (including making any determination or deeming any matter appropriate, necessary or satisfactory) unless it first receives written direction from the Requisite Lenders.

Assignments and Participations:	Neither assignments nor participations shall require the consent of the Administrative Agent, the Borrower, or the Guarantors.
Requisite Lenders:	Backstop Parties holding at least a majority of the DIP Commitments (the “Requisite Lenders”).
Backstop Commitment Fee and DIP Lender Fee:
In consideration for providing a backstop of the DIP Facility, each Backstopper will receive a fee in the amount of its pro rata share (based on commitments for the DIP Facility on the date of the filing of any motion to approve the DIP Facility) of 3% of the total committed amount of the DIP Facility, to be paid in cash or OID, at the election of each Backstopper.  Such fee will be fully earned upon entry of the Interim Order (for the Initial Amount) and upon entry of the Final Order (for the Final Amount).

NOTE: The “Backstop Commitment Fee and DIP Lender Fee” provision set forth above is indicative; it is the Backstop Parties’ intention that the “Backstop Commitment Fee and DIP Lender Fee” provision offered will be no more onerous to the Borrower than such provision contained in the TTP DIP Proposal, if one exists.

Administrative Agent Fees	The Administrative Agent shall receive all fees and expenses due and payable to the Administrative Agent as are set forth in, and in accordance with, that certain letter agreement between the Borrower and the Administrative Agent (the “Fee Letter”), including, without limitation, the fees, expenses, and disbursements of Ropes & Gray LLP, as counsel to the Administrative Agent.

Amendments:	Requisite Lenders, except for provisions customarily requiring approval by affected Lenders.
Miscellaneous:
The DIP Loan Documents will include (i) standard yield protection provisions, (ii) waivers of consequential damages and jury trial, (iii) customary agency, set-off and sharing language, and (iv) other provisions customarily found in loan agreements for similar debtor-in-possession financings deemed by the Backstop Parties to be reasonably appropriate to the specific transaction.

Governing Law and Submission to Non-Exclusive Jurisdiction:	State of New York (or any Bankruptcy Court where the Chapter 11 Cases are pending).
Counsel to Backstop Parties:	Akin Gump Strauss Hauer & Feld LLP.
Counsel to the Administrative Agent	Ropes & Gray LLP

EXHIBIT A

DIP Commitments

Backstop Party	Initial Amount ($)	Final Amount ($)	Total ($)	Pro Rata Share (%)
ASOF II Investments, LLC	$6,620,000	$7,250,000	$13,870,000	23.12%
Candlewood Special Situations Master Fund, Ltd. And CWD OC 522 Master Fund, LLC	$2,750,000	$8,860,000	$11,610,000	19.35%
Credit Suisse Loan Funding, LLC	$2,750,000	$4,860,000	$7,610,000	12.68%
PEAK6 Achievement Master Fund Ltd.	$2,420,000	$2,390,000	$4,810,000	8.02%
Third Avenue Focused Credit Fund	$8,810,000	$9,330,000	$18,140,000	30.23%
Wingspan Master Fund	$1,650,000	$2,310,000	$3,960,000	6.6%
Total	$25,000,000	$35,000,000	$60,000,000	100%